                                                              Exhibit 10.124

                      FIRST AMENDMENT TO WARRANT AGREEMENT

        This Amendment ("Amendment") is entered into as of this 27th day of September, 1996 between Renaissance Cosmetics, Inc., a Delaware corporation (hereinafter the "Company"), and Firstar Trust Company, as Warrant Agent (hereinafter the "Warrant Agent" or "Firstar").

        WHEREAS, on August 15, 1996, the Company previously issued and sold pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), dated as of August 8, 1996, between the Company and CIBC Wood Gundy Securities Corp., as Initial Purchaser (the "Initial Purchaser"), 85,000 Units consisting of $85,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B along with 85,000 Warrants for the purchase of shares of its Common Stock, par value $.01 per share; and

        WHEREAS, on September 16, 1996, pursuant to the Purchase Agreement, the Company issued and sold 10,000 Units consisting of $10,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B along with 10,000 Warrants (collectively with the 85,000 Warrants sold on August 15, 1996 the "Warrants") for the purchase of shares of its Common Stock, par value $.01 per share (collectively with the shares underlying the 85,000 Warrants sold on August 15, 1996 the "Warrant Shares"); and

        WHEREAS, the Company and Firstar, as Warrant Agent, have previously entered into a Warrant Agreement dated as of August 15, 1996 (the "Warrant Agreement"), pursuant to which Firstar agreed to act on behalf of the Company as Warrant Agent in connection with the issuance by the Company of up to 100,000 Warrants; and

        WHEREAS, the Company desires and a majority of the Warrant holders have agreed to amend the Warrant Agreement in order to permit the issuance of up to 15,000 additional Warrants which, as a result of adjustment provisions contained in the Warrant Agreement, will result in an increase following the issuance of all such additional Warrants of the Exercise Rate in effect immediately prior to the issuance and sale to the Initial Purchaser of such additional Warrants so that the holders of Warrants will be entitled to receive shares that represent in the aggregate approximately 23% of the Common Stock on a fully diluted basis; and

        WHEREAS, the Board of Directors of the Company have approved this Amendment and the Company has received the requisite consents from a majority of the Warrant holders approving and agreeing to be bound by this Amendment; and

        WHEREAS, the Company and Firstar desire to amend the Warrant Agreement as set forth herein.

        NOW THEREFORE, in consideration of the premises, and other goods and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

        1. Capitalized terms used herein without definition have the meanings specified in the Warrant Agreement.

        2. The first recital on page 1 of the Warrant Agreement is hereby amended to read in its entirety as follows:

            "WHEREAS, the Company proposes to issue and sell pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), dated as of August 8, 1996, as amended, between the Company and CIBC Wood Gundy Securities Corp., as Initial Purchaser (the "Initial Purchaser"), $95,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B, par value $.01 per share (the "Preferred Stock"), along with 95,000 Warrants (each an "Initial Warrant," and collectively, the "Initial Warrants"), for the purchase of shares of its Common Stock, par value $.01 per share (the "Common Stock") constituting approximately 19% of the Company's fully diluted Common Stock as of the date hereof;"

        3. The second recital on page 1 of the Warrant Agreement is hereby amended to read in its entirety as follows:

            "WHEREAS, the Company has granted to the Initial Purchaser an option (the "Purchase Option") exercisable until September 30, 1996, to acquire up to an additional $20,000,000 in aggregate liquidation value of the Preferred Stock, along with an additional 20,000 Warrants (the "Additional Warrants" and together with the Initial Warrants, collectively, the "Warrants") constituting approximately 4% of the Company's fully diluted Common Stock as of the date of such issuance (the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"); provided that if there is more than one issuance of Additional Warrants, "Initial Warrants," with respect to each such issuance of Additional Warrants, shall include any Additional Warrants outstanding prior to such new issuance of Additional Warrants shall be reduced accordingly;"

        4. The Warrant Agreement, as amended by this Amendment, and the warrant certificates constitute the entire understanding of the parties with respect to the subject matter of the Warrants and the Warrant Shares and supersedes all prior discussions, agreements and representations, whether oral or written, and whether or not executed by the Company and the Warrant Agent.

        5. It is understood and agreed that the new warrant certificates being issued concurrently with the issuance of the Additional Warrants replace the warrant certificates issued by the Company to the Warrant Agent pursuant to the Warrant Agreement and that the original warrant certificates shall be cancelled and returned to the Company by the Warrant Agent simultaneously with the delivery of the new warrant certificates.

        6. Nothing herein contained shall in any way alter, waive, annul, vary or affect any terms, conditions or provisions of the Warrant Agreement, except as specifically provided herein, it being the intent of the parties hereto that all of the terms, conditions, and provision of the Warrant Agreement shall continue in full force and effect, except as hereby amended.

        7. The construction, validity and interpretation of this Amendment will be governed by the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

        8. This Amendment may be executed in counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly appointed officers or representatives as of the day and year first above written.

                                       RENAISSANCE COSMETICS, INC.


                                       By:/s/ THOMAS T.S. KAUNG
                                          --------------------------
                                          Name: Thomas T.S. Kaung
                                          Title: Group Vice President

FIRSTAR TRUST COMPANY,
  as Warrant Agent


By:/s/ SUZANNE P. NORMAN BARNES
   ----------------------------
   Name:  Suzanne P. Norman Barnes
   Title: Assistant Vice President